EXHIBIT A

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

This agreement is made pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 (the "Act") by and among the parties listed below, each referred to herein as a "Joint Filer". The Joint Filers agree that a statement of beneficial ownership as required by Section 13(d) of the Act and the Rules thereunder may be filed on each of their behalf on Schedule 13D or Schedule 13G, as appropriate, with respect to their ownership of the Common Stock of Zomedica Pharmaceuticals Corp. and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of this 23rd day of January 2020.

EQUIDEBT LLC

By	/s/ Bradley J. Hayosh
Bradley J. Hayosh
Manager

By	/s/ Jeffrey S. Starman
Jeffrey S. Starman
Manager

WICKFIELD PROPERTIES, LLC

By	/s/ Bradley J. Hayosh
Bradley J. Hayosh
Manager

By	/s/ Jeffrey S. Starman
Jeffrey S. Starman
Manager

LAKEVIEW ASSET MANAGEMENT, LLC

By	/s/ Bradley J. Hayosh
Bradley J. Hayosh
Member

By	/s/ Jeffrey S. Starman
JH5 Family LLC, Member
By Jeffrey S. Starman

/s/ Bradley J. Hayosh
Bradley J. Hayosh, individually

/s/ Jeffrey S. Starman
Jeffrey S. Starman, individually